PDL BioPharma

2015 RBC CAPITAL MARKETS' GLOBAL HEALTHCARE CONFERENCE

Wednesday, February 25, 2015



FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be under secured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

KEY INFORMATION

Ticker	PDLI (NASDAQ)
Location	Incline Village, Nevada
Employees	10
2014 Revenues	$581 million
2014 Expenses	$35 million
2015 Regular Dividends (Pay Date)	$0.15 /share to be paid on March 12, June 12, September 11 and December 11
2015 Regular Dividends (Record Date)	March 5, June 5, September 4, and December 4
Total Deployed Capital To Date	~$780 million
Q4-2014 Cash Position	$291 million
Average Daily Volume	~ 2.6 million shares

OVERVIEW OF PDL BIOPHARMA





MISSION

- **Optimize return for shareholders**
  - Dividends

- **Acquire new income generating assets to support payment of dividends**
  - Assets that improve shareholder return
  - Preferably backed by commercial stage products
  - Drug or medical devices with differentiated profile
  - Indifferent as to therapeutic field
  - Debt, royalty or hybrid deal structures

- **Queen et al. patents**
  - Manage patent portfolio
  - Manage license agreements

MANAGEMENT, BOARD AND SENIOR ADVISORS

Management

John McLaughlin
President & CEO

Christopher Stone
VP, General Counsel & Secretary

Peter Garcia
VP & Chief Financial Officer

Danny Hart
VP Business Development

David Montez
Controller & CAO

Nathan Kryszak
Senior Counsel

Board of Directors

David Gryska

Jody Lindell

John McLaughlin

Paul Sandman

Harold E. Selick, Ph.D.
Lead Director

Advisors

Evan Bedil, M.D.

Glenn Reicin

Stephen Hoffman, M.D., Ph.D.

Ramesh Donthamsetty

Experienced Leadership Team with a Track-Record of Success

RECENT DEVELOPMENTS





ROYALTY ACQUISITION

University of Michigan

- On November 6, 2014, PDL acquired 75% of the University of Michigan's royalty interest in Cerdelga™ until the expiration of the licensed patents in return for $65.6 million.
- First royalties to PDL expected in Q1 2015.
- The license agreement is between the University of Michigan and Genzyme, a Sanofi Company, who developed and commercializes Cerdelga.

Royalty Acquisition

UNIVERSITY OF MICHIGAN

$65,600,000
November 2014

Cerdelga

- Cerdelga is an approved oral drug for adult patients with Gaucher Disease type 1, a rare and genetic condition caused by the deficiency of an enzyme, glucocerebrosidase.
- Cerdelga was approved in the US on August 19, 2014 and in the EU on January 22, 2015.

Current Treatment of Gaucher Disease

- Genzyme's Cerezyme® is the current standard of care for patients with Gaucher Disease type 1.
- It is administered through intravenous infusion.
- Cerdelga offers an oral treatment alternative to such patients.

OTHER DEVELOPMENTS

Durata

- In November 2013, PDL agreed to provide up to $70 million in senior secured funding to Durata.
- $25 million was funded at closing and $15 million on FDA approval of Dalvance in May 23, 2014.
- 5-year term with 14% coupon on first tranche that reduced to 12.75% on funding of second tranche.
- On October 6, 2014, Actavis announced that it will purchase Durata for $675 million ($23.00 per share in cash, plus CVRs of up to an additional $5.00).
- On November 17, 2014, Durata repaid the loan in full, including accrued interest, prepayment penalties and change of control fees.

Senior Secured Financing
DURATA THERAPEUTICS
$70,000,000
October 2013

AxoGen

- In October 2012, PDL provided $20.8 million to AxoGen in exchange for royalties on AxoGen revenues.
- On November 13, 2014, AxoGen paid $30.3 million to PDL, which constitutes full payment, and PDL bought $1.75 million worth of AxoGen stock at $2.72 per share.

Royalty Transaction/
Senior Secured Financing
AxoGen
$20,800,000
October 2012

OTHER DEVELOPMENTS (2)

Direct Flow Medical

- In November 2013, PDL agreed to provide up to $50 million in senior secured funding to Direct Flow Medical, a transcatheter heart valve innovator.
- $35 million was funded at close.
- PDL accelerated and funded an additional $15 million second tranche on November 10, 2014.
- 15.5% interest rate on first tranche reduced to 13.5% on all amounts after draw of second tranche.

Senior Secured Financing

DIRECT FLOW MEDICAL, INC.

$50,000,000
November 2013

PDL BioPharma

INCOME GENERATING ASSETS



APPROVED QUEEN LICENSED PRODUCTS

Product	Licensee	2014 WW Sales	Approved Indications
AVASTIN bevacizumab	Genentech (US) and Roche (ex-US)	$7.1 billion	Metastatic colorectal cancer Advanced non-small cell lung cancer Renal cancer Metastatic HER2 – breast cancer Glioblastoma Ovarian cancer
Herceptin trastuzumab	Genentech (US) and Roche (ex-US)	$6.9 billion	Metastatic HER2+ breast cancer Metastatic HER2+ stomach cancer
LUCENTIS RANIBIZUMAB INJECTION	Novartis (ex-US)	$2.4 billion	Wet age-related macular degeneration (AMD) Macular edema or swelling following retinal vein occlusion Diabetic macular edema
Xolair Omalizumab	Genentech (US) and Novartis (ex-US)	$1.8 billion	Moderate to severe persistent allergic asthma First approved therapy designed to target the antibody IgE, a key underlying cause of the symptoms of allergy related asthma
TYSABRI (natalizumab)	Biogen Idec	$1.9 billion	Multiple Sclerosis (MS) in adult patients with relapsing forms of the disease Crohn's disease in adult patients with moderate-to-severe forms of the disease who have had an inadequate response to or are unable to tolerate conventional therapies
ACTEMRA tocilizumab	Roche and Chugai	$1.3 billion	Moderate to severe rheumatoid arthritis (RA), including patients who have had an inadequate response to one or more DMARDS
PERJETA pertuzumab	Genentech (US) and Roche (ex-US)	$1 billion	Previously untreated HER2+ metastatic breast cancer Neoadjuvant treatment of HER2+ metastatic breast cancer
Kadcyla	Genentech (US) and Roche (ex-US)	$590 million	Second line metastatic HER2+ breast cancer First line in patients with metastatic HER2+ breast cancer with disease recurrence within 6 months of adjuvant treatment
GAZYVA obinutuzumab	Genentech (US) and Roche (ex-US)	$54 million (approved on November 1, 2013)	First line in combination with chlorambucil chemotherapy for the treatment of people with previously untreated chronic lymphocytic leukemia (CLL)

Roche sales assumes 0.91 USD/CHF

PDL BioPharma

QUEEN et al. PATENTS – ROYALTY RATES

- **Tysabri, Actemra, Entyvio, and Gazyva**
  - Flat, low single-digit royalty.
  - Royalties owed on Actemra sales through 1Q15 (on sales in 4Q14).
- **Genentech Products (Avastin, Herceptin, Lucentis,[1] Xolair, Perjeta and Kadcyla)**
  - 2.125% on all Genentech Products regardless of site of manufacture or sale effective as of August 15, 2013.
  - Royalties on Avastin, Herceptin, Xolair, Perjeta and Kadcyla through 1Q16 (on sales through 4Q15).
  - Royalties owed on ex-US Lucentis sales through 1Q15 (on sales in 4Q14).
  - Compares to blended global royalty rate on Genentech Products in 2013 of 1.9% under previous tiered and bifurcated (US made or sold vs. ex-US made and sold) royalty schedule.

1. As part of a settlement with Novartis, which commercializes Lucentis outside US, PDL agreed to pay to Novartis certain amounts based on net sales of Lucentis made by Novartis during calendar year 2011 and beyond. The amounts to be paid are less than we receive in royalties on such sales and we do not currently expect such amount to materially impact our total annual revenues in 2014.

PDL BioPharma

12 INCOME GENERATING TRANSACTIONS

- ✓ $780MM+ deployed
- ✓ $300MM committed in 2014

9 Current Investments

Transaction	Company	Amount	Date
Royalty Acquisition	University of Michigan	$65,600,000	November 2014
Royalty Acquisition	VB Viscogliosi Bros., LLC	$15,500,000	June 2014
Senior Secured Note Purchase	kaléo	$150,000,000	April 2014
Senior Secured Financing	Paradigm Spine	$75,000,000	February 2014
Senior Secured Financing	Direct Flow Medical, Inc.	$50,000,000	November 2013
Royalty Acquisition	Depomed	$240,500,000	October 2013
Senior Secured Financing	LENSAR	$60,000,000	October 2013
Senior Secured Financing/ Royalty Transaction	Avinger	$40,000,000	April 2013
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000	November 2012

3 Matured Investments

Transaction	Company	Amount	Date
Senior Secured Financing	Durata Therapeutics	$70,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	$20,800,000	October 2012
Senior Secured Financing	Merus Labs	$55,000,000	July 2012

PDL BioPharma

OTHER INCOME GENERATING ASSETS

Company	Structure	Technology	Deal Summary
UNIVERSITY OF MICHIGAN	Royalty	Cerdelga is an approved oral drug in US and EU for adult patients with Gaucher Disease type 1, a rare and genetic condition caused by the deficiency of an enzyme, glucocerebrosidase.	On November 6, 2014, PDL acquired 75% of the University of Michigan's royalty interest in Cerdelga until the expiration of the licensed patents in return for $65.6 million.
VB VISCOGLIOSI BROS., LLC	Royalty	PMA-approved spinal implant commercialized by Paradigm Spine.	Right to receive royalties on sales of spinal implant in exchange for cash payment of $15.5 million until PDL receives an amount equal to 2.3 times the cash advanced after which all royalties revert to Viscogliosi Brothers.
kaléo	Debt	Commercialization of Auvi-Q for delivery of epinephrine to treat severe allergic reactions that can be life-threatening i.e., anaphylaxis, and EVZIO for delivery of naloxone for the treatment of patients who overdose on opioids.	$150 million worth of Notes backed by 100% of royalties of sales of Auvi-Q by Sanofi and 10% of net sales of EVZIO by kaleo. The Notes pay interest at 13% and, while final maturity is March 2029, PDL anticipates that the notes will be repaid in 2020.
PARADIGM SPINE	Debt	Commercialization of coflex for treatment of spinal conditions.	An initial $50 million and additional $25 million to be funded in two tranches upon the achievement of specified revenue and other milestones on or prior to December 31, 2014. Interest rate is 13%. Loans mature on August 14, 2019.
DIRECT FLOW MEDICAL, INC.	Debt	Commercialization of its transcatheter aortic valve system to treat aortic stenosis with minimal risk of aortic regurgitation, a significant clinical complication with current transcatheter aortic heart valve replacement systems.	An initial $35 million was provided at the close of the transaction and the $15 million second tranche was funded in November 2014. The interest rate on tranche 1 was 15.5% which declined to 13.5% on all amounts after the second tranche was funded. The loans mature on November 5, 2018.

OTHER INCOME GENERATING ASSETS

Company	Structure	Technology	Deal Summary
Depomed	Royalty	Five drugs for type 2 diabetes: Glumetza®, Janumet® XR, Invokana®, Boehringer Ingelheim's fixed-dose combinations of drugs and extended-release metformin, LG Life Sciences' and Valeant Pharmaceuticals' extended-release metformin in Korea and Canada.	Rights to receive royalties and milestones payable on sales of Type 2 diabetes products licensed by Depomed in exchange for a $240.5 million cash payment until PDL receives payments equal to $481 million after which all payments received will be shared evenly between PDL and Depomed. The agreement terminates on the later of October 2024 or when royalty payments are no longer due.
LENSAR	Debt	Commercialization of its femtosecond laser for cataract treatment which uses 3-D imaging and liquid interface to allow more accurate corneal incisions with more precise and uniform depth of incision and to prevent accidental incision.	An initial $40 million was provided at close of the transaction. The interest rate on the loans is 15.5% and they mature on October 1, 2018.
AVINGER	Hybrid royalty/debt	Commercialization of Ocelot and Lightbox next-generation image guided catheter devices used to open totally occluded arteries in the legs, and development of Pantheris, next-generation image guided atherectomy device.	$20 million in cash funded to Avinger on closing. In exchange, PDL will receive interest on the principal amount outstanding and a low, single-digit royalty on Avinger's revenues from the sale of Avinger's suite of products through April 2018. Avinger recently went public raising $65 million in its IPO with the potential for more if the greenshoe is exercised.
Wellstat Diagnostics, LLC	Hybrid royalty/debt	Development of point-of-care diagnostic system using electrochemical luminescence and assays.	$44 million hybrid debt-royalty structure royalty whereby Wellstat is required to repay outstanding principal and a specific target internal rate of return at maturity or upon the occurrence of certain key events. Target internal rates of return depend on whether date of repayment is on or after December 31, 2014, and is higher after this date. Upon commercialization of Wellstat's diagnostic systems or assay, PDL will receive a low double digit royalty on Wellstat Diagnostics' net revenues. Term can be as long as 2021.

OTHER INCOME GENERATING ASSETS

Company	Structure	Technology	Deal Summary
Concluded Deals			
DURATA THERAPEUTICS	Debt	Development and commercialization of a novel intravenous antibiotic, dalbavancin which is dosed twice for 30 minutes, initially and on day 8.	An initial $25 million was provided at the close of the transaction. The agreement provided up to $45 million in additional funds to Durata, $15 million which was funded in May 2014 upon regulatory approval of dalbavancin, and the remaining $30 million was to be funded within nine months after regulatory approval of dalbavancin at Durata's election. The interest rate on tranche 1 was 14% which declined to 12.75% on all amounts after the second tranche was funded. On November 17, 2014, Durata repaid the $40 million outstanding loan balance in full, plus accrued interest, and prepayment penalties and change of control fees.
AxoGen	Hybrid royalty/debt	Commercialization of Avance, nerve allograft to bridge severed nerves, and AxoGuard devices, to connect or protect the reconnection of severed nerves.	$20.8 million hybrid debt-royalty structure with midterm through later periods payments of greater of minimum payment or royalty. Royalty rate was 9.95%. Eight year term with PDL put at end of year 4 and AxoGen call in years 5 through 8. On November 12, 2014, AxoGen paid $30.3 million to PDL which constituted the carrying value and full payment under the terms of the financing agreement, and PDL bought $1.75 million worth of AxoGen stock.
MERUS LABS	Debt	Commercialization of Enablex, a treatment for overactive bladder, and Vancocin, an intravenous antibiotic.	$55 million credit agreement with Merus in connection with Merus' acquisition of Enablex from Novartis. In September 2013 Merus refinanced its debt obligation subject to a pre-payment penalty.

Queen Licensed - Avastin

- **Avastin**
- Herceptin
- Lucentis
- Xolair
- Tysabri
- Actemra
- Perjeta
- Kadcyla
- Gazyva
- Solanezumab

✓ On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 6.417 billion and increased by 6%.
  - EU: Growth driven by further uptake in ovarian and strong demand across other indications.
  - US: Sales driven by growing demand in colorectal, cervical and ovarian cancer.
  - Japan: Driven by higher sales in breast cancer, as well as ovarian cancer and malignant glioma.
  - International: Strong growth driven by launches in a number of markets for ovarian cancer treatment, as well as by demand in colorectal cancer.

✓ On August 14, 2014, Genentech announced US approval for the treatment of persistent, recurrent or metastatic **cervical cancer** in combination with chemotherapy.

✓ On November 14, 2014, Genentech announced US approval for the treatment of recurrent platinum-resistant **ovarian cancer.**

✓ On August 6, 2014, Roche reported EU approval for the treatment of **ovarian cancer** that is resistant to platinum-based chemotherapy.

PDL BioPharma

Queen Licensed - Herceptin

- Avastin
- **Herceptin**
- Lucentis
- Xolair
- Tysabri
- Actemra
- Perjeta
- Kadcyla
- Gazyva
- Solanezumab

✓ On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 6.275 billion and increased by 7%.

✓ Continued strong growth in Herceptin benefiting from higher volumes / prolonged treatment times.

Queen Licensed - Lucentis

- Avastin
- Herceptin
- **Lucentis**
- Xolair
- Tysabri
- Actemra
- Perjeta
- Kadcyla
- Gazyva
- Solanezumab

✓ On January 27, 2015, Novartis reported that 2014 ex-US sales were $2.441 billion and increased by 5%.

PDL BioPharma

Queen Licensed - Xolair

- Avastin
- Herceptin
- Lucentis
- **Xolair**
- Tysabri
- Actemra
- Perjeta
- Kadcyla
- Gazyva
- Solanezumab

- ✓ On January 27, 2015, Novartis reported that 2014 ex-US sales were $777 million and increased by 30%.
- ✓ On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 975 million and increased by 25%.
- ✓ In March 2014, both Genentech/Roche and Novartis reported US and EU had approvals, respectively, for treatment of **chronic idiopathic urticaria**.
- ✓ On September 26, 2014, FDA updated the label to warn about a slightly increased risk of cardiovascular and cerebrovascular events as well as a potential risk of cancer.

PDL BioPharma

Queen Licensed - Tysabri

- Avastin
- Herceptin
- Lucentis
- Xolair
- **Tysabri**
- Actemra
- Perjeta
- Kadcyla
- Gazyva
- Solanezumab

✓ On January 29, 2015, Biogen Idec reported that 2014 worldwide sales were approximately $2 billion, consisting of $1 billion in U.S. sales and $934 million in sales outside the U.S.

PDL BioPharma

Queen Licensed - Actemra

- Avastin
- Herceptin
- Lucentis
- Xolair
- Tysabri
- **Actemra**
- Perjeta
- Kadcyla
- Gazyva
- Solanezumab

✓ On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 1.224 billion and increased by 23%.
- US, EU & Japan: Strong growth driven by increased use in monotherapy and earlier use for RA, with significant uptake of new subcutaneous formulation. EU approval for early-stage RA.
- International: Growth driven by strong launches in China and Turkey, and continued fast uptake in Australia and Argentina.

✓ On September 8, 2014, Roche announced EU approval for treatment of patients with **early rheumatoid arthritis**.

PDL BioPharma

Queen Licensed - Perjeta

- Avastin
- Herceptin
- Lucentis
- Xolair
- Tysabri
- Actemra
- **Perjeta**
- Kadcyla
- Gazyva
- Solanezumab

✓ On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 918 million and increased by 189%.

- Perjeta sales grew in all regions with strong uptake in the US, Germany and France.

✓ On September 28, 2014, Genentech/Roche announced that final data from Phase 3 study in patients with previously untreated HER2+ metastatic breast cancer who were treated with Perjeta, Herceptin and docetaxel lived a median of 56.5 months compared to 40.8 months for patients treated with Herceptin and docetaxel. Median overall survival of almost five year is the longest observed to date in patients with metastatic HER2+ breast cancer.

PDL BioPharma

Queen Licensed - Kadcyla

- Avastin
- Herceptin
- Lucentis
- Xolair
- Tysabri
- Actemra
- Perjeta
- **Kadcyla**
- Gazyva
- Solanezumab

- ✓ On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 536 million and increased by 135%.
- ✓ On December 18, 2014, Genentech reported that the two Kadcyla arms in MARIANNE trial in first line metastatic breast cancer failed to demonstrate superiority over Herceptin + chemotherapy. This does not affect its current approval as second line treatment for HER2+ metastatic breast cancer.

Queen Licensed - Gazyva

- Avastin
- Herceptin
- Lucentis
- Xolair
- Tysabri
- Actemra
- Perjeta
- Kadcyla
- **Gazyva**
- Solanezumab

✓ On February 3, 2014, Genentech/Roche reported that an independent data monitoring committee halted its Phase 3 trial in patients with indolent non-Hodgkin's lymphoma (iNHL) who are refractory to Rituxan treatment because the study met its primary endpoint early.
- The study showed that people lived significantly longer without disease worsening or death (PFS) when treated with Gazyva plus bendamustine followed by Gazyva alone, compared to bendamustine alone.

✓ On January 28, 2015, Genentech/Roche reported that 2014 worldwide sales were CHF 49 million.

✓ On December 24, 2014, FDA approved inclusion in the label of data showing significant improvements in **chronic lymphocytic leukemia** (CLL) patients treated with Gazyva plus chlorambucil across multiple clinical endpoints when compared head-to-head with Rituxan plus chlorambucil.
- Gazyva was approved in the US on November 1, 2013 for previously untreated CLL in combination with chlorambucil.
- On July 29, 2014, Roche announced EU approval for first line treatment of CLL with chlorambucil.

PDL BioPharma

Queen Licensed - Solanezumab

- Avastin
- Herceptin
- Lucentis
- Xolair
- Tysabri
- Actemra
- Perjeta
- Kadcyla
- Gazyva
- **Solanezumab**

✓ On January 30, 2015, Lilly stated during its call with the financial community that it expected to have two year data from the extension of its Phase 3 Expedition trials in patients with mild-to-moderate Alzheimer's Disease.

✓ Lilly also reported in the call that the new Phase 3 trial in patients with mild Alzheimer's Disease is about 2/3 enrolled, that they expect to complete enrollment soon and that they expect data read out in 2016.

✓ If solanezumab were to receive marketing authorization, PDL would receive a 12.5 year know-how royalty of 2% from date of first sale.

FINANCIALS





Q414 vs Q413 and FY14 vs FY 2013 Income Statement Comparison

(In thousands, except per share amounts)	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2013
Royalties from Queen et al. patents	$ 131,880	$ 98,441	$ 486,888	$ 430,219
Royalty rights - change in fair value	(28,065)	5,565	45,742	5,565
Interest revenue	13,260	7,460	48,020	18,976
License and other	-	500	575	1,500
Total revenues	117,075	111,966	581,225	456,260
G&A expenses	17,726	7,861	34,914	29,755
Operating income	99,349	104,105	546,311	426,505
Interest and other income, net	108	40	315	242
Interest expense	(9,441)	(6,702)	(39,211)	(24,871)
Loss on extinguishment of debt	-	-	(6,143)	-
Income before income taxes	90,016	97,443	501,272	401,876
Income tax expense	34,945	36,351	179,028	137,346
Net income	$ 55,071	$ 61,092	$ 322,244	$ 264,530
Net income per share - Basic	$ 0.34	$ 0.44	$ 2.04	$ 1.89
Net income per share - Diluted	$ 0.32	$ 0.39	$ 1.86	$ 1.66

Reconciliation of Basic EPS to Full Diluted EPS *(In thousands, except per share amounts)*	Year Ended December 31, 2014	Year Ended December 31, 2013
Numerator		
Income used to compute net income per diluted share	$ 322,244	$ 264,555
Denominator		
Total weighted-average shares used to compute net income per basic share	158,224	139,842
Effect of dilutive stock options, restricted stock awards, and February 2015 Notes	147	209
Assumed conversion of Series 2012 Notes	3,532 [1]	12,373
Assumed conversion of May 2015 Notes	5,697 [2]	6,919 [2]
Assumed conversion of warrants	5,510	-
Shares used to compute net income per diluted share	173,110	159,343
Net income per basic share	$ 2.04	$ 1.89
Net income per diluted share	$ 1.86	$ 1.66

[1] Does not reflect the impact of actual conversion of 1.34 million (which occurred in Feb. 2015 and will replace the 3.5 million shares)

[2] Does not reflect the impact of a bond hedge call option which will effectively offset these assumed shares.

PDL BioPharma

Dec. 31, 2014 vs. Dec . 31, 2013
Select Balance Sheet Items Comparison

	December 31, 2014	December 31, 2013
Cash, cash equivalents and investments	$ 293,687	$ 99,540
Total notes receivable	$ 363,212	$ 195,048
Total royalty rights - at fair value	$ 259,244	$ 235,677
Total assets	$ 962,350	$ 543,955
Total term loan payable	$ -	$ 74,397
Convertible notes payable	$ 451,724	$ 320,883
Total stockholders's equity	$ 460,437	$ 113,489

PDL BioPharma

DEBT





CURRENT AND LONG-TERM DEBT

Convertible Notes	Conversion Rate per $1,000 Principal Amount	Approximate Conversion Price Per Common Share	Conversion Price as Increased by Bond Hedge	Effective Date	Principal Balance Outstanding
May 2015 Notes 3.75%	171.1768	$5.84	$6.87	December 3, 2014	$155,250,000
Series 2012 Notes (Feb 2015) 2.875%	195.248	$5.12	-	December 3, 2014	$22,347,000[1]
February 2018 Notes 4.00%	109.1047	$9.17	$10.36	February 12, 2014	$300,000,000

1. Series 2012 Notes principal balance paid off on February 17, 2015

PDL BioPharma

CONCLUSION



INVESTMENT HIGHLIGHTS

- **Strong historic revenue growth from Queen licensed products**
  - Potential for additional indications from existing products and a new product.
- **Twelve income generating deals to date deploying approximately $780 million in capital with potential for additional deals**
- **Greater certainty as to duration of royalty income and significantly reduced burn with Genentech/Roche settlement**
- **Liquidity – volume averages ~2.6 million shares/day**
- **Return to shareholders**
  - Since 2009, paid special or regular dividends totaling $6.07/share.
  - In 2014, paid regular, quarterly dividends of $0.15/share on March 12, June 12, September 12 and December 12.
  - In 2015, will pay regular, quarterly dividends of $0.15/share on March 12, June 12, September 11 and December 11.

PDL BioPharma